United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,362,083
Unrealized Gain (Loss) on Market Value of Futures	84,710
Dividend Income	528
Interest Income	642
Total Income (Loss)	$3,447,963

Expenses
General Partner Management Fees	$24,425
SEC & FINRA Registration Expense	3,564
Brokerage Commissions	2,913
Non-interested Directors' Fees and Expenses	626
NYMEX License Fee	610
Prepaid Insurance Expense	406
Other Expenses	11,228
Total Expenses	43,772
Expense Waiver	(5,122)
Net Expenses	$38,650
Net Income (Loss)	$3,409,313

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$50,669,046
Net Income (Loss)	3,409,313

Net Asset Value End of Month	$54,078,359
Net Asset Value Per Share (900,000 Shares)	$60.09

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612